UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2010
GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-32369	98-0204105
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
8 Inverness Drive East, Suite 100, Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (303) 483-0044
N/A
(Former name or former address, if changed since last report).
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-3.1
EX-4.1
EX-4.2
EX-4.3
EX-10.1
EX-10.2
EX-99.1
EX-99.2
EX-99.3

Item 1.01 Entry into a Material Definitive Agreement.
The Exchange Agreements
     On June 22, 2010, Gasco Energy, Inc. (the “Company” or “Gasco”) entered into exchange agreements (collectively, the “Exchange Agreements”) with certain holders (collectively, the “Investors”) of its 5.50% Convertible Senior Notes due October 5, 2011 (the “2011 Notes”). In accordance with the Exchange Agreements, on June 25, 2010 (the “Closing Date”), the Company exchanged $64,532,000 aggregate principal amount of its 2011 Notes (representing 99.28% of the outstanding 2011 Notes) for $64,532,000 aggregate principal amount of the Company’s unsecured 5.50% Convertible Senior Notes due October 5, 2015 (the “2015 Notes”), which are convertible, at the option of the holder, into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and/or shares of the Company’s newly designated Series C Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), which are convertible into shares of Common Stock (the “Exchange Transaction”). The Company also paid to the Investors an aggregate cash amount of $788,724.44, equal to all accrued but unpaid interest with respect to the 2011 Notes as of but not including the Closing Date.
     The foregoing description of the Exchange Agreements is not intended to be complete and is qualified in its entirety by reference to the form of these agreements, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.
The Indenture and the 2015 Notes
     The 2015 Notes were issued in an aggregate principal amount of $64,532,000 with a final maturity date of October 5, 2015. The 2015 Notes are governed by an indenture (the “Indenture”), dated as of June 25, 2010, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The 2015 Notes were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) and Regulation D thereunder.
     The Company will pay interest on the unpaid principal amount of the 2015 Notes at a rate of 5.50% per annum. The Company will pay interest semiannually, in arrears, on April 5 and October 5 of each year commencing on October 5, 2010. Interest on the 2015 Notes will accrue from the Closing Date.
     As stated above, the 2015 Notes are convertible, at the option of the holder, at any time prior to maturity, into Common Stock or, at the election of such holder, into Preferred Stock. The initial conversion price for converting the 2015 Notes into Common Stock is equal to $0.60 per share of Common Stock, which is equal to a conversion rate of 1,666.6667 shares of Common Stock per $1,000 principal amount of 2015 Notes. The conversion rate is subject to adjustment in certain circumstances and limitations. The initial conversion price for converting the 2015 Notes into Preferred Stock, other than pursuant to an automatic conversion (described below), is equal to $100, which is equal to a conversion rate of ten shares of Preferred Stock per $1,000 principal amount of 2015 Notes. The Company may not issue shares of Common Stock to holders of the 2015 Notes (including shares of Common Stock issuable upon a conversion of the 2015 Notes or upon conversion of any shares of Preferred Stock issuable upon conversion of the 2015 Notes or in payment of any change of control purchase price, make whole premium or conversion make whole payment (each as described in the Indenture)) in excess of 19.9% of the number of shares of Common Stock outstanding immediately prior to the closing of the Exchange Transaction (the “Exchange Cap”), until stockholder approval of the issuance of Common Stock in excess of the Exchange Cap is obtained or the Company obtains a written opinion from its outside counsel that such approval is not required. Additionally, a holder may not convert all or any portion of such holder’s

2015 Notes into Common Stock to the extent that such holder and its affiliates would, after giving effect to such conversion, beneficially own more than 4.99% of the outstanding shares of Common Stock (the “Maximum Ownership Percentage”), provided that such holder, upon not less than 61 days’ prior written notice to the Company, may increase the Maximum Ownership Percentage applicable to such holder (but, for the avoidance of doubt, not for any subsequent or other holder) to 9.9% of the outstanding shares of Common Stock.
     Prior to the full conversion date described below (and except in connection with any provisional redemption by the Company (described below)), holders of the 2015 Notes are permitted to convert the 2015 Notes but may elect to receive Common Stock upon such conversion only to the extent that the number of shares of Common Stock issuable upon such conversion of the 2015 Notes would not result in a violation of the Exchange Cap or the Maximum Ownership Percentage (or if a holder elects to receive shares of Preferred Stock upon conversion of all or any portion of the 2015 Notes, only to the extent that the number of shares of Preferred Stock issuable upon conversion would be convertible as of the conversion date into a number of shares of Common Stock that, if issued on the conversion date, would not result in a violation of the Exchange Cap). The “full conversion date” is the earlier of (i) the date on which the Company’s stockholders have approved the issuance of all of the shares of Common Stock issuable upon conversion of the 2015 Notes and upon conversion of any shares of Preferred Stock issuable upon conversion of the 2015 Notes in accordance with applicable law and the rules of the NYSE Amex or any other U.S. national or regional securities exchange on which the Common Stock is listed, the rules of which require stockholder approval for the issuance of shares of Common Stock upon conversion of the 2015 Notes, and (ii) September 5, 2015.
     On or after the full conversion date or to the extent the Company has exercised its provisional redemption right, holders of the 2015 Notes are permitted to convert the 2015 Notes in full, subject to the Maximum Ownership Percentage; provided, however, that if the stockholder approval described above has not been obtained prior to such conversion, any shares of Common Stock issuable upon conversion of such 2015 Notes in excess of the Exchange Cap shall be settled in cash (or, if such holder has elected to receive shares of Preferred Stock upon such conversion, in lieu of any shares of Preferred Stock otherwise deliverable to such holder upon conversion that would be convertible into shares of Common Stock in excess of the Exchange Cap (without regard to any limitation on conversion set forth in the Certificate of Designation relating to the Preferred Stock (defined below)).
     The Company may redeem the 2015 Notes in whole or in part for cash at any time at a redemption price equal to 100% of the principal amount of the 2015 Notes plus any accrued and unpaid interest and liquidated damages, if any, on the 2015 Notes redeemed to but not including the redemption date, if the closing price of the Company’s Common Stock equals or exceeds 150% of the conversion price for at least 20 trading days within the consecutive 30 trading day period ending on the trading day before the redemption date and all of the equity conditions set forth in the Indenture are satisfied (or waived in writing by the holders of a majority in aggregate principal amount of the 2015 Notes then outstanding). If a holder elects to convert its 2015 Notes in connection with such a provisional redemption by the Company, the Company will make an additional payment equal to the total value of the aggregate amount of the interest otherwise payable on the 2015 Notes to be converted from the last day through which interest was paid on the 2015 Notes through and including the third anniversary of the Closing Date and discounted to the present value of such payment; provided, however, that at the Company’s option, in lieu of such discounted cash payment, the Company may deliver shares of Preferred Stock having a value equal to such discounted cash payment. The value of each share of Preferred Stock to be delivered shall be deemed equal to the product of (i) the average closing price per share of Common Stock over the ten trading day period ending on the trading day before the redemption date, and (ii) the number of whole shares of Common Stock into which each share of Preferred Stock is then convertible

(without giving effect to any limitations on conversion in the certificate of designations of the Preferred Stock) (subject to certain conditions).
     Upon a change of control (as defined in the Indenture), each holder of 2015 Notes may require the Company to repurchase some or all of its 2015 Notes at a repurchase price equal to 100% of the aggregate principal amount of the 2015 Notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to but not including the date of purchase, plus, in certain circumstances, a make whole premium. The Company may pay the change of control purchase price and/or the make whole premium in cash or shares of Preferred Stock at the Company’s option. In addition, in the case of the make whole premium, at the Company’s option, the Company may pay such premium in the same form of consideration used to pay for the shares of Common Stock in connection with the transaction constituting the change of control.
     Provided that all of the equity conditions set forth in the Indenture are satisfied (or waived in writing by the holders of a majority in aggregate principal amount of all 2015 Notes then outstanding), on the third trading day after the receipt of the shareholder approval described above, an aggregate principal amount of 2015 Notes equal to the difference (but not less than zero) of (i) 30% of the original principal amount of all 2015 Notes minus (ii) the principal amount, if any, of the 2015 Notes that has been repaid, redeemed or repurchased by the Company, or converted into shares of Common Stock or Preferred Stock by holders of the 2015 Notes, will automatically convert into a number of shares of Preferred Stock equal to the aggregate principal amount of such 2015 Notes to be so converted multiplied by 0.01579. The Company will pay in cash any accrued and unpaid interest on the 2015 Notes subject to automatic conversion through the automatic conversion date.
     The Indenture contains usual and customary covenants limiting the Company’s ability to incur additional indebtedness, with certain exceptions, or liens on its property or assets, restricting its ability to make dividends or other distributions, requiring its domestic subsidiaries to guaranty the 2015 Notes, requiring it to list the shares of Common Stock that may be issued upon conversion of the 2015 Notes and the Preferred Stock on the NYSE Amex or any other U.S. national or regional securities exchange on which the Common Stock is then listed, and requiring it to use reasonable best efforts to obtain stockholder approval for the issuance of shares of Common Stock upon conversion of the 2015 Notes and upon conversion of any shares of Preferred Stock issuable upon conversion of the 2015 Notes.
     Events of default under the Indenture include (1) the Company’s failure to pay (in cash or, if applicable, shares of Preferred Stock) principal or premium (including any make-whole premium or conversion make-whole payment) when due; (2) the Company’s failure to pay interest, including liquidated damages, if any, when due on the 2015 Notes, and such failure continues for 30 days after the date when due; (3) the Company’s failure to issue and deliver shares of Common Stock or Preferred Stock, and any cash in lieu of fractional shares, when such shares of Common Stock, Preferred Stock or cash in lieu of fractional shares is required to be delivered, and such failure continues for 10 days after the required delivery date; (4) the Company’s failure to give timely notice of a change of control; (5) during the required period, the Company’s failure to file certain reports, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) prior to the periods set forth in the Indenture; (6) the Company’s failure to perform or observe any other term, covenant or agreement in the 2015 Notes or the Indenture for 60 days after written notice of such failure has been given to the Company as provided in the Indenture; (7) the Company’s or that of its significant subsidiaries’ failure to make payments by the end of the applicable grace period, if any, on indebtedness for borrowed money in excess of $5 million or if indebtedness for borrowed money of the Company or a significant subsidiary in excess of $5 million is accelerated in certain circumstances; (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company or a significant subsidiary or any of the Company’s subsidiaries which in the aggregate would constitute a significant subsidiary; and (9) a default occurs under any permitted subordinated indebtedness in excess of $2,000,000 individually or in the aggregate.
     The 2015 Notes are unsecured and unsubordinated and will rank on a parity in right of payment with all of the Company’s existing and future senior unsecured indebtedness (including any 2011 Notes that are not exchanged for 2015 Notes), will rank senior in right of payment to any of the Company’s existing and future subordinated indebtedness, and will be effectively subordinated in right of payment to any of the Company’s secured indebtedness or other obligations to the extent of the value of the assets securing such indebtedness or other obligations.
     The foregoing description of the 2015 Notes and the Indenture is not intended to be complete and is qualified in its entirety by reference to the copy of the Indenture, which is filed as Exhibit 4.1 to this Current Report and incorporated herein by reference.
Series C Convertible Preferred Stock
     As described under Item 5.03 below, on June 22, 2010, by filing with the Secretary of State of the State of Nevada a Certificate of Designation (the “Certificate of Designation”), the Company created and authorized out of the authorized but unissued shares of the capital stock of the Company, 2,000,000 shares of Series C Convertible Preferred Stock. The terms, preferences and relative and other rights, and the qualifications, limitations and restrictions of the Preferred Stock that may be issued upon conversion of the 2015 Notes or in payment of any change of control purchase price, make-whole premium or conversion make-whole payment are set forth in the Certificate of Designation. The Preferred Stock is entitled to receive cash dividends as well as distributions upon liquidation, dissolution or any other winding up event. The Preferred Stock does not have any right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of holders of capital stock of the Company, except as required by law. The Preferred Stock may not be redeemed by the Company at any time.
     Each share of Preferred Stock is convertible at the option of the holder thereof, at any time into the number of fully paid and nonassessable shares of Common Stock equal to the quotient of (1) one hundred dollars ($100.00) divided by (ii) the conversion price applicable to shares of Common Stock as determined pursuant to the Indenture and in effect at the time of conversion (and any fractional share of Series C Preferred Stock shall be convertible on the same proportional basis). A holder may not convert all or any portion of such holder’s Preferred Stock in excess of the Exchange Cap until stockholder approval of the issuance of Common Stock in excess of the Exchange Cap is obtained or the Company obtains a written opinion from its outside counsel that such approval is not required. Additionally, a holder may not convert all or any portion of such holder’s Preferred Stock into Common Stock to the extent that such holder and its affiliates would, after giving effect to such conversion, beneficially own more than the Maximum Ownership Percentage.
     As of June 25, 2010, no shares of Preferred Stock were issued and outstanding.
     The foregoing description of the Preferred Stock and related Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.
The Guaranty
     Pursuant to the Indenture described above, the subsidiaries of the Company (the “Subsidiaries) entered into a Guaranty Agreement (the “Guaranty”) dated as of June 25, 2010, by and among Gasco

Production Company, a Delaware corporation, Riverbend Gas Gathering, LLC, a Nevada limited liability company, and Myton Oilfield Rentals, LLC, a Nevada limited liability company, each as a guarantor of the 2015 Notes in favor of the Trustee.
     The foregoing description of the Guaranty is not intended to be complete and is qualified in its entirety by reference to the copy of the Guaranty, which is filed as Exhibit 4.2 to this Current Report and incorporated herein by reference.
The Investor Rights Agreement
     On June 25, 2010, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with CNH CA Master Account, L.P., a Cayman limited partnership (“CNH”), and AQR Absolute Return Master Account, L.P., a Cayman limited partnership (“AQR” and, together with CNH, the “Investor Parties”), which entitles the Investor Parties to nominate one member to the Board of Directors of the Company (the “Board”) so long as such Investor Parties beneficially own at least 20% of the outstanding shares of Common Stock (counting all outstanding 2011 Notes, all outstanding 2015 Notes and all outstanding shares of Preferred Stock as if such notes and Preferred Stock had converted into Common Stock based on the then applicable conversion rates of such notes and Preferred Stock, as applicable, without regard to the limitations on conversion of the 2015 Notes or the Preferred Stock). Pursuant to the Investor Rights Agreement, the Investor Parties provided the Company with the name of an individual, Mr. Dean Furbush, to be nominated to serve as a member of the Board, effective as of Closing Date.
     In accordance with Investor Rights Agreement, the Board duly appointed Mr. Furbush to the Board to serve effective as of the Closing Date until the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) or until the earlier of his death, resignation or removal. Mr. Furbush is expected to stand for re-election to the Board at the 2010 Annual Meeting.
     The foregoing description of the Investor Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the copy of the Investor Rights Agreement, which is filed as Exhibit 4.3 to this Current Report and incorporated herein by reference.
Amendment to Credit Agreement
     On June 22, 2010, the Company and its Subsidiaries as guarantors, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into the Tenth Amendment to Credit Agreement (the “Tenth Amendment”) amending that certain Credit Agreement, dated as of March 29, 2006, by and among the Company, the Subsidiaries as guarantors, the Lenders and the Administrative Agent (as amended, and as further amended by the Tenth Amendment, the “Credit Agreement”). Pursuant to the Tenth Amendment, the Credit Agreement was amended, among other things, to permit (i) the Company’s incurrence of indebtedness under the 2015 Notes, (ii) the Subsidiaries’ guarantee of the 2015 Notes; (iii) the Company’s incurrence of indebtedness and related liens relating to certain insurance policies; (iv) the interest payments and equity payments (of Common Stock and Preferred Stock) required under the 2015 Notes; and (v) and the exchange of the 2011 Notes for the 2015 Notes and other transactions and requirements contemplated by the Exchange Transaction.
     The foregoing description of the Tenth Amendment is not intended to be complete and is qualified in its entirety by reference to the copy of the Tenth Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description contained in Item 1.01 of this Current Report relating to the Company’s issuance of the 2015 Notes and its obligations thereunder is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The exchange of the 2011 Notes for the 2015 Notes described in Item 1.01 of this Current Report was not registered in reliance on an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as such transaction did not involve a public offering of securities.
     The 2015 Notes (or the Preferred Stock which may be received in certain circumstances upon conversion of, or as may otherwise be issued upon the 2015 Notes) entitle the holders thereof to voluntarily convert such notes (or Preferred Stock, as applicable) into an aggregate principal amount of approximately 75.8 million shares of Common Stock (assuming 70% of the approximately $65.0 million maximum amount of the 2015 Notes are voluntarily converted). Additionally, in certain circumstances described in Item 1.01 of this Current Report, the 2015 Notes require automatic conversion of 30% of the 2015 Notes into an aggregate amount of approximately 308,000 shares of Preferred Stock (assuming there were no prior voluntary conversions, prepayments or redemptions of the 2015 Notes), which would be convertible into an aggregate of approximately 51.3 million shares of Common Stock. Based on the approximately 246.8 million shares of Common Stock outstanding as of June 22, 2010, on an as adjusted fully diluted basis (which includes both unexercised options and the shares of Common Stock issuable upon conversion of the 2015 Notes and the Preferred Stock), the approximately 127.1 million shares of Common Stock issuable upon conversion of the 2015 Notes (or Preferred Stock, as applicable) would represent an aggregate of approximately 51.5% of the total Common Shares outstanding.
     Additional information pertaining to this Item 3.02, including the terms of the 2015 Notes, Preferred Stock and Common Stock, is contained in Item 1.01 of this Current Report and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Pursuant to the Investor Rights Agreement described in Item 1.01 of this Current Report, effective as of the Closing Date, the Board appointed Mr. Dean Furbush to serve as a director of the Board until the 2010 Annual Meeting or his earlier death, resignation or removal. The appointment of Mr. Furbush brings the total number of directors to seven, six of whom are independent. Mr. Furbush is expected to stand for re-election at the 2010 Annual Meeting.
     Mr. Furbush is the president of College Summit, a position he has held since July 2007 after spending six months working with the organization to redesign key business systems. Previously, Mr. Furbush served as Chief Executive Officer of FreshDirect, after being hired as Chief Operating Officer in 2003. He served at the NASDAQ Stock Market, as Chief Economist and then Executive Vice President of NASDAQ Transaction Services. Before this, Mr. Furbush was Senior Economist at Economists Incorporated, a position he held from October 1990 to June 1995. Mr. Furbush served as Economic Advisor to the Chairman, Commodity Futures Trading Commission, from October 1989 to August 1990, and Financial Economist at the Securities and Exchange Commission, Office of Economic Analysis, from June 1987 to October 1989. Mr. Furbush has held teaching positions at Virginia Polytechnic Institute and

State University and at the University of Maryland. From June 1985 to September 1986, and again in January 1987, he was a consultant and junior staff economist in the Executive Office of the President of the United States, Council of Economic Advisers. Mr. Furbush was a research associate at the Center for Naval Analyses, Marine Corps Operations & Analysis Group, from October 1982 to June 1985. He received a B.A. in Economics from the University of Washington, and an M.A. and Ph.D. in Economics from the University of Maryland.
     Additional information pertaining to this Item 5.02 relating to the appointment of Mr. Furbush to the Board pursuant to the Investor Rights Agreement is contained in Item 1.01 of this Current Report and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     As described in Item 1.01 of this Current Report, on June 22, 2010, the Company filed with the Secretary of State of the State of Nevada the Certificate of Designation thereby designating a new class of preferred stock known as the Series C Convertible Preferred Stock. The Certificate of Designation was approved by the Board and did not require stockholder vote. The description of the Preferred Stock and the Certificate of Designation is qualified in its entirety by reference to such certificate, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.
     Information pertaining to this Item 5.03 relating to the Preferred Stock is contained in Item 1.01 of this Current Report and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On June 22, 2010, the Company distributed to the Investors a Confidential Information Memorandum dated as of June 22, 2010 relating to the Exchange Transaction, as described in Item 1.01 of this Current Report. A copy of the Confidential Information Memorandum is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     On June 28, 2010, the Company issued a press release announcing the consummation of the Exchange Transaction, as described in Item 1.01 of this Current Report. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.
     On June 28, 2010, the Company issued a press release announcing the appointment of Mr. Dean Furbush to the Board of Directors, as described in Item 5.02 of this Current Report. A copy of the press release is furnished as Exhibit 99.3 hereto and is incorporated herein by reference.
     In accordance with General Instruction B.2. of Form 8-K, the information presented in this Item 7.01 and set forth in the attached Exhibits 99.1, 99.2 and 99.3 shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock dated as of June 22, 2010.

4.1	Indenture (including form of 2015 Note) dated as of June 25, 2010 between Gasco Energy, Inc. and Wells Fargo Bank, National Association.

Exhibit Number	Description

4.2	Guaranty Agreement dated as of June 25, 2010 among Gasco Production Company, Riverbend Gas Gathering, LLC, and Myton Oilfield Rentals, LLC, in favor of Wells Fargo Bank, National Association.

4.3	Investor Rights Agreement dated as of June 25, 2010 among Gasco Energy, Inc., CNH CA Master Account, L.P. and AQR Absolute Return Master Account, L.P.

10.1	Form of Exchange Agreement dated as of June 22, 2010 between Gasco Energy, Inc. and each of the Investors.

10.2	Tenth Amendment to Credit Agreement dated as of June 22, 2010 by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Confidential Information Memorandum dated as of June 22, 2010.

99.2	Press Release dated as of June 28, 2010 relating to the consummation of the Exchange Transaction.

99.3	Press Release dated as of June 28, 2010 relating to the appointment of the new Board Member.
FORWARD-LOOKING STATEMENTS
     This Current Report and the documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this Current Report, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or similar terminology.
     Although any forward-looking statements contained in this Current Report, the documents we incorporate by reference or otherwise expressed by or on behalf of us are, to the knowledge and in the judgment of our officers and directors, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve and can be affected by inaccurate assumptions or by known and unknown risks and uncertainties which may cause our actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Important factors that could cause actual results to differ materially from expected results include, but are not limited to, those discussed in the documents we incorporate by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our subsequent SEC filings.
     The following are among the important factors that could cause future results to differ materially from any projected, forecasted, estimated or budgeted amounts:
•	fluctuations in natural gas and oil prices;

•	pipeline constraints;

•	overall demand for natural gas and oil in the United States;

•	changes in general economic conditions in the United States;

•	our ability to manage interest rate and commodity price exposure;

•	changes in our borrowing arrangements;

•	our ability to generate sufficient cash flow to operate;

•	the condition of credit and capital markets in the United States;

•	the amount, nature and timing of capital expenditures;

•	estimated reserves of natural gas and oil, including uncertainties about the effects of the SEC’s new rules governing reserve reporting;

•	drilling of wells;

•	acquisition and development of oil and gas properties;

•	operating hazards inherent to the natural gas and oil business;

•	timing and amount of future production of natural gas and oil;

•	operating costs and other expenses;

•	cash flow and anticipated liquidity;

•	future operating results;

•	marketing of oil and natural gas;

•	competition and regulation; and

•	plans, objectives and expectations.
     Any of these factors could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date made. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 28, 2010

GASCO ENERGY, INC.
By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock dated as of June 22, 2010.

4.1	Indenture (including form of 2015 Note) dated as of June 25, 2010 between Gasco Energy, Inc. and Wells Fargo Bank, National Association.

4.2	Guaranty Agreement dated as of June 25, 2010 among Gasco Production Company, Riverbend Gas Gathering, LLC, and Myton Oilfield Rentals, LLC, in favor of Wells Fargo Bank, National Association.

4.3	Investor Rights Agreement dated as of June 25, 2010 among Gasco Energy, Inc., CNH CA Master Account, L.P. and AQR Absolute Return Master Account, L.P.

10.1	Form of Exchange Agreement dated as of June 22, 2010 between Gasco Energy, Inc. and each of the Investors.

10.2	Tenth Amendment to Credit Agreement dated as of June 22, 2010 by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Confidential Information Memorandum dated as of June 22, 2010.

99.2	Press Release dated as of June 28, 2010 relating to the consummation of the Exchange Transaction.

99.3	Press Release dated as of June 28, 2010 relating to the appointment of the new Board Member.